Exhibit 10.4

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
CONFIDENTIAL
AMENDMENT NO. 1 TO MANUFACTURING AND SUPPLY AGREEMENT
This Amendment No. 1 to Manufacturing and Supply Agreement (“Amendment”) is made and entered into as of June 30, 2010 (the “Effective Date of the Amendment”) by and between Alexza Pharmaceuticals, Inc., a Delaware corporation having an address at 2091 Stierlin Court, Mountain View, CA 94043 (“Alexza”) and Autoliv ASP, Inc., an Indiana corporation having an address at 3350 Airport Road, Ogden, Utah 84405 (“Autoliv”).
WHEREAS Alexza and Autoliv are parties to a Manufacturing and Supply Agreement dated November 2, 2007 (the “Agreement”);
WHEREAS the parties now wish to amend the Agreement;
NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Amendment and in accordance with and subject to the terms and conditions specified below, the parties agree as follows:
Amendment of the Agreement
The parties hereby agree to amend the Agreement as of the Effective Date of the Amendment as provided below. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meaning ascribed to them in the Agreement.
1.	Section 1.31 (“Pilot Production Line”) is hereby deleted and replaced with the following:
“‘Commercial Production Line’ means a production line for the commercial manufacture of the Chemical Heat Packages, and all modifications thereof, which is located at Autoliv’s manufacturing site and is comprised of two (2) cells, each of which has a nominal production capacity of [ * ] ([ * ]) Chemical Heat Packages per year. If Autoliv does not achieve such output (i.e., each cell fabricated hereunder shall have a nominal production capacity of [ * ] ([ * ]) Chemical Heat Packages per year) following the completion, installation and qualification of each cell, then Autoliv shall, at no additional cost to Alexza, have additional run time (hours) in order to achieve such output.”
2.	The following sentence is hereby added to Section 2.1 after the first sentence:
“If Alexza assigns the Agreement in whole or in part, or any interest hereunder, to one or more Third Parties to whom Alexza has granted Finished Product marketing rights (each, a “Marketing Partner”) pursuant to Section 13.1, or if Alexza delegates or subcontracts

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any or all of its rights and/or obligations under the Agreement to one or more Marketing Partners pursuant to Section 2.2, then the parties further agree that Autoliv shall manufacture, assemble and test, the Chemical Heat Packages in conformance with the Specifications and in compliance with the terms and conditions of this Agreement (including the Quality Terms), for sale solely to: (i) the Marketing Partner, if Alexza assigns the entire Agreement to such Marketing Partner or if Alexza delegates or subcontracts all of its rights and obligations under the Agreement to such Marketing Partner, or (ii) Alexza and one or more Marketing Partners, if Alexza only assigns the Agreement in part, or any interest hereunder, to one or more Marketing Partners, or only delegates or subcontracts some of its rights and/or obligations under the Agreement to one or more Marketing Partners.”
3.	Section 2.2 is hereby amended in its entirety as follows:
“Non-delegable Responsibility. Each party’s rights and obligations under this Agreement may not be subcontracted to any Third Party, without the prior written consent of the other party, except that Alexza may subcontract or delegate any or all of its rights and/or obligations under the Agreement to one or more Marketing Partners without the prior written consent of Autoliv; provided, however, that Alexza will remain liable and responsible for the performance and observance of all its duties and obligations hereunder.”
4.	Section 2.5 is hereby amended as follows:
(i)	The first sentence of Section 2.5(a) is hereby amended by the deletion of the words “by mutual written agreement”.

(ii)	The first sentence of Section 2.5(b) is hereby amended by the deletion of the words “by mutual written agreement”, and by the addition of the following words to the end of the sentence: “or unless Alexza assigns the Agreement in whole or in part, or any interest hereunder, to one or more Marketing Partners pursuant to Section 13.1, or Alexza delegates or subcontracts any or all of its rights and/or obligations under the Agreement to one or more Marketing Partners pursuant to Section 2.2.”

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.	Section 5.4 is hereby amended in its entirety as follows:

Expense Reimbursement.
(i)	The parties acknowledge that Autoliv has made a substantial commitment pursuant to the terms of the Development Agreement and will make a substantial investment in capital equipment, personnel and facilities to provide up to three (3) Commercial Production Lines with a total nominal capacity of [ * ] ([ * ]) Chemical Heat Packages per year pursuant to the terms of this Agreement. Alexza shall compensate Autoliv for its investment in capital equipment, personnel and facilities to provide up to three (3) Commercial Production Lines described above as set forth in this Section 5.4.

(ii)	Upon the signing of this Amendment by both parties, Alexza shall pay Autoliv four million dollars ($4,000,000) for the completion, installation and qualification of the first cell of the first Commercial Production Line, and as payment in full for Autoliv’s investment in capital equipment, personnel and facilities through January 2010 in support of its commercialization efforts to manufacture and supply Chemical Heat Packages for commercial use, including all materials, components, supplies and services provided by or on behalf of Autoliv in connection therewith. The parties shall, within thirty (30) days after the payment by Alexza to Autoliv of the four million dollars ($4,000,000) provided for herein, mutually agree in writing upon the completion, installation and qualification schedule for the second and final cell of the first Commercial Production Line in accordance with the then current production forecast for the Chemical Heat Packages. Upon the payment by Alexza to Autoliv of the four million dollars ($4,000,000) provided for herein, Alexza shall own all right, title and interest in and to the first cell of the first Commercial Production Line, free and clear of any and all claims, encumbrances, liens and security interests, and Autoliv hereby assigns its entire right, title and interest in and to the first cell of the first Commercial Production Line, and all manufacturers warranties, guarantees and indemnitees, to Alexza.

(iii)	Concurrently with entering into this Amendment, Alexza shall issue to Autoliv an unsecured promissory note in the amount of four million dollars ($4,000,000) (the “Note”). Upon (a) the completion, installation and qualification of the second cell of the first Commercial Production Line, and (b) the final payment by Alexza to Autoliv

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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under the Note, Alexza shall own all right, title and interest in and to the second cell of the first Commercial Production Line, free and clear of any and all claims, encumbrances, liens and security interests, and Autoliv hereby assigns its entire right, title and interest in and to the second cell of the first Commercial Production Line, and all manufacturers warranties, guarantees and indemnitees, to Alexza. Autoliv shall cease work on the second cell of the first Commercial Production Line upon the receipt of written notice from Alexza to that effect. If Alexza notifies Autoliv to cease work on the second cell of the first Commercial Production Line, or if for any reason the second cell of the first Commercial Production Line is not completed, the parties will discuss in good faith and agree upon an equitable reduction of the principal amount of the Note.

(iv)	In the event and to the extent that Alexza requests in writing that Autoliv shall provide any subsequent cells or Commercial Production Lines following the completion, installation and qualification of the entire first Commercial Production Line, provided that Alexza’s written request gives Autoliv a reasonable amount of time to fabricate any such subsequent cells or Commercial Production Lines in order to meet Alexza’s production demand for Chemical Heat Packages, Autoliv shall complete, install and fully qualify such subsequent cells and Commercial Production Lines in accordance with the terms and conditions of this Agreement, subject to the following:
(a)	Autoliv estimates that the completion, installation and full qualification of each of the second and third Commercial Production Lines will cost two million four hundred thousand dollars ($2,400,000), which amount is inclusive of all fees, taxes, tariffs, customs, duties and other charges and assessments. Therefore, if Autoliv shall provide any subsequent cells or Commercial Production Lines, then Autoliv shall invoice Alexza, on a milestone basis, for Autoliv’s actual fully burdened cost of each such cell or Commercial Production Line (as the case may be), not to exceed a total cost to Alexza of two million four hundred thousand dollars ($2,400,000) for the completion, installation and full qualification of each of the second and third Commercial Production Lines. For the purposes hereof, “milestone basis” means that Autoliv will invoice

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Alexza, for each additional Commercial Production Line: (1) a deposit of thirty percent (30%) of the estimated total cost, assuming the total cost will be two million four hundred thousand dollars ($2,400,000); (2) twenty-five percent (25%) of the estimated total cost after all of the materials for such Commercial Production Line have been purchased by Autoliv, as evidenced by Autoliv’s receipts therefor, copies of which have been furnished to Alexza with the invoice for the second milestone payment; (3) twenty-five percent (25%) of the estimated total cost after all of the assembly of the Commercial Production Line has been completed and debugged, as evidenced by documentation of the completion of qualification of the Commercial Production Line, copies of which have been furnished to Alexza with the invoice for the third milestone payment; and (4) twenty percent (20%) of the estimated total cost after final production release of the Commercial Production Line, which shall be deemed to have occurred following the completion of the design review for the Commercial Production Line to Alexza’s reasonable satisfaction. If the actual total cost of the completion, installation and full qualification of the second or third Commercial Production Line is less than two million four hundred thousand dollars ($2,400,000), and the total of the milestone payments described herein for the second or third Commercial Production Line exceeds such actual total cost because such milestone payments were based on an estimated total cost of two million four hundred thousand dollars ($2,400,000) per Commercial Production Line, then either the milestone payments shall be adjusted by the parties to reflect the actual total cost, or Autoliv shall promptly refund to Alexza any amounts paid by Alexza in excess of the actual total cost.

(b)	For the purposes hereof, Autoliv’s actual fully burdened cost means the purchase price of the Commercial Production Line, the cost of materials for the Commercial Production Line and the fully burdened labor cost for the completion, installation and qualification of the Commercial Production Line. Autoliv shall maintain accurate books and records in sufficient detail to permit Alexza to verify Autoliv’s actual fully

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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burdened cost, and Alexza shall have the right to verify Autoliv’s actual fully burdened cost in accordance with Section 5.8.

(c)	Alexza shall pay Autoliv within forty-five (45) days after Alexza receives an invoice from Autoliv for payment in relation to a second or third Commercial Production Line as provided for in the preceding subsections (1) and (2), in each case accompanied by documentation evidencing that the milestone for which such payment is to be made has been achieved. Upon the payment by Alexza to Autoliv of the final milestone payment for a Commercial Production Line, Alexza shall own all right, title and interest in and to the Commercial Production Line with respect to which such payment has been made, free and clear of any and all claims, encumbrances, liens and security interests, and Autoliv hereby assigns its entire right, title and interest in and to such Commercial Production Line, and all manufacturers warranties, guarantees and indemnitees, to Alexza, subject to the terms of this Section 5.4(iv).

(d)	The parties acknowledge that under Section 5.2 of the Agreement, Autoliv has agreed to supply Alexza with one hundred thousand (100,000) Chemical Heat Packages at no charge, in exchange for Alexza transferring and assigning to Autoliv, Alexza’s right, title and interest in and to the Pilot Production Line, including the associated bridge wire welding equipment and washing system. As of the Effective Date of the Amendment, Autoliv has supplied to Alexza approximately seventy-five thousand (75,000) Chemical Heat Packages at no charge under Section 5.2. Each Chemical Heat Package has a value of [ * ] ($[ * ]). The parties hereby agree that Alexza will (1) transfer and assign only its right, title and interest in and to the Pilot Production Line to Autoliv, (2) retain title to and sole ownership of the associated bridge wire welding equipment and washing system, which will be utilized in connection with the operation and use of the Commercial Production Lines that have been fabricated, and will be fabricated, under the Agreement and this Amendment, and (3) purchase from Autoliv, the Resodyne mixing system and the FLIR camera/LAT testing system. The number of

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Chemical Heat Packages that Autoliv is required to supply to Alexza at no charge under Section 5.2 of the Agreement may be adjusted pursuant to the following calculation:
The total of the current net book value of the associated bridge wire welding equipment, washing system, Resodyne mixing system and the FLIR camera/LAT testing system
Minus
The difference between 100,000 and the actual number of Chemical Heat Packages that have been supplied by Autoliv to Alexza under Section 5.2 of the Agreement at no charge as of the Effective Date of the Amendment (the “Balance”)
Multiplied by $[ * ].
The result of the above calculation shall be divided by [ * ] (the “Final Number”).
If the Final Number is larger than the Balance, then (A) Alexza shall pay Autoliv an amount that is equal to the difference between the Final Number and the Balance, multiplied by $[ * ], within forty-five (45) days after the receipt by Alexza of an invoice therefor, and (B) Autoliv shall not be required to supply to Alexza any more Chemical Heat Packages at no charge under Section 5.2 of the Agreement. If the Final Number is less than the Balance, then Autoliv shall continue to supply to Alexza, at no charge, Chemical Heat Packages until the Balance has been reached (i.e., when a total of 100,000 Chemical Heat Packages have been supplied by Autoliv to Alexza at no charge under Section 5.2 of the Agreement). Alexza shall not bear any incremental costs in connection with any bridge wire welding equipment. However, if Autoliv is required to purchase any additional washing systems for the Commercial Production Lines, then Alexza shall reimburse Autoliv for the reasonable, direct, documented out of pocket third party costs and expenses (without mark up) incurred by Autoliv in purchasing such additional washing systems, provided that Autoliv has purchased such additional washing systems on a competitive bid basis and Autoliv shares documentation evidencing the competitive bidding process that has been carried out by Autoliv if requested by Alexza.

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(e)	If the Agreement terminates before the completion, installation and full qualification of all three (3) Commercial Production Lines, and such termination is not due to the uncured material breach of Autoliv, then, subject to Section 10.5(d), Alexza shall pay Autoliv the reasonable, documented, non-cancellable and otherwise unavoidable direct out of pocket third party costs incurred by Autoliv to purchase any materials and equipment to provide those cells and Commercial Production Lines which have not yet been completed, installed and fully qualified in accordance with the terms and conditions of this Agreement, plus the reasonable, documented costs, agreed by the parties in advance in writing, that are incurred by Autoliv to shut down its facilities as a result of such termination, and to transfer any technology and/or equipment from Autoliv’s facilities to Alexza or a Third Party designee of Alexza. In no event shall Alexza be obligated to pay Autoliv more than a total of eight million dollars ($8,000,000) under this Section 5.4 if the Agreement is terminated before any work has commenced in relation to the second Commercial Production Line.

(f)	Once ownership of a Commercial Production Line vests in Alexza hereunder, Alexza shall assume responsibility for the costs of any capital improvements to such Commercial Production Line.
6.	Section 5.8(a) is hereby amended in its entirety as follows:
“Alexza will have the right, during normal business hours and upon at least thirty (30) days prior notice, to have an independent audit firm selected by Alexza and reasonably acceptable to Autoliv, audit Autoliv’s records for the preceding three (3) years relating to Autoliv’s activities pursuant to this Agreement in order to verify the amount for which Alexza must reimburse Autoliv in accordance with Section 3.2 or pay Autoliv in accordance with Section 5.4(ii), (iii) or (iv) as applicable, including without limitation, to verify (by inspecting Autoliv’s records and visiting Autoliv’s manufacturing site) that Autoliv has completed, installed and fully qualified any one or more of the cells or Commercial Production Lines in accordance with the terms and conditions of this Agreement, and to verify Autoliv’s actual fully burdened cost under Section 5.4(iv)(b). For the avoidance of doubt: (1) Alexza’s audit rights with respect to payments under

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Sections 5.4(ii), (iii) or (iv), and Autoliv’s actual fully burdened cost under Section 5.4(iv)(b), shall commence on the Effective Date of the Amendment; and (2) the beginning of the three (3) year period set forth hereinabove, as it pertains to payments under Sections 5.4(ii), (iii) or (iv), and Autoliv’s actual fully burdened cost under Section 5.4(iv)(b), shall be the Effective Date of the Amendment. In addition, Alexza will have the right to conduct quality reviews in accordance with the terms and conditions of the Quality Terms.”
7.	Section 8.2 is hereby amended by the addition of the following:
“Autoliv further represents, warrants and covenants that during the term hereof it has obtained and will maintain any required permits, licenses, approvals, registrations, certifications, exemptions or other authorizations required under any applicable legal or regulatory requirements for the facilities where the Chemical Heat Packages are manufactured, assembled and tested hereunder.”
8.	Section 10.1 is hereby amended in its entirety as follows:
“Term. Unless earlier terminated as provided for in this Article 10, the term of this Agreement shall begin on the Effective Date and will continue until the end of the Initial Term, at which time this Agreement shall automatically renew for successive five (5) year renewal terms, unless a party has notified the other party in writing, no less than thirty (36) months prior to the end of the Initial Term or the then-current renewal term, that such party wishes to terminate the Agreement at the end of the Initial Term or the then-current renewal term, as the case may be.”
9.	Section 10.2 is hereby amended in its entirety as follows:
“Termination for Convenience. After the end of the Initial Term, either party may terminate this Agreement upon thirty-six (36) months prior written notice to the other party for any reason or no reason, at any time, subject to Section 10.5.”
10.	Section 10.3 is hereby amended in its entirety as follows:
“Termination for Failure to Agree Upon Price. Either party may terminate this Agreement upon thirty-six (36) months prior written notice to the other party if the Parties fail to agree upon the purchase price for Chemical Heat Packages pursuant to 5.1(b).”

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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11.	Section 10.5 is hereby amended as follows:
(i)	The prefatory language in Section 10.5(a) is hereby amended as follows: “Upon termination of this Agreement by either party under this Article 10:”.

(ii)	The prefatory language in Section 10.5(b) is hereby amended as follows: “Upon termination of this Agreement by either party under this Article 10:”.

(iii)	Section 10.5(c) is hereby amended as follows:

“Except as otherwise set forth in this Agreement, any termination of this Agreement shall not relieve either party of any obligation which has accrued prior to the effective date of such termination, which obligations shall remain in full force and effect for the period provided therein.”
12.	Section 13.1 is hereby amended by adding the following sentence after the first sentence:
“In addition to the foregoing, Alexza may assign this Agreement or any interest hereunder, in whole or in part, to one or more Marketing Partners with the prior written consent of Autoliv, which consent shall not be unreasonably withheld or delayed.”
13.	Exhibit C is hereby replaced in its entirety by the Exhibit C attached to this Amendment.

14.	Miscellaneous
(i)	Full Force and Effect. Except as expressly amended by this Amendment, the Agreement shall remain unchanged and continue in full force and effect as provided therein.

(ii)	Entire Agreement of the Parties. This Amendment and the Agreement, and the Exhibits hereto and thereto, constitute the complete, final and exclusive understanding and agreement of the parties with respect to the subject matter of the Agreement, and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter of the Agreement.

(iii)	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment in duplicate originals by their authorized officers as of the Effective Date of the Amendment.

ALEXZA PHARMACEUTICALS, INC.
By	/s/ Christopher Kurtz
	Print Name	Christopher Kurtz
	Title	VP Global Supply Chain

AUTOLIV ASP, INC.
By	/s/ Michael J. Ward
	Print Name	Michael J. Ward
	Title	President — Autoliv ASP

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXHIBIT C
PURCHASE PRICE

Number of Chemical Heat Packages	Unit Price (in US dollars)
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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